DEMAND PROMISSORY NOTE

$ 50,000.00	New York, New York
May 1, 2019

FOR VALUE RECEIVED, Qrons, Inc., a Wyoming corporation, having an address at 50 Battery Place, #7T, New York, New York 10280 ("Maker"), promises to pay to the order of CubeSquare, LLC, a Delaware limited liability company, and having an address at 1900 Purdy avenue, #1907, Miami Beach, FL 33139("Payee") , or at such other place as the holder of this Note may designate in writing, the principal sum of  FIFTY THOUSAND DOLLARS ($ 50,000), ON DEMAND, with interest thereon to be computed from the date hereof, at the rate of eight percent (8%) per annum.

IT IS HEREBY EXPRESSLY AGREED as follows:

1. This Note shall be payable in lawful money of the United States of America in immediately available funds.

2. This Note may be prepaid, at the option of the Maker, in whole or in part, at any time, without premium or penalty.

3. This Note, shall, at the option of the Payee, become immediately due and payable, without presentment, protest or any demand or notice of any kind (all of which are hereby waived by the Maker), if any of the following events of default (each an "Event of Default") shall occur and be continuing:

(a) The failure to pay any obligation hereunder within two (2) business days of demand therefor;

(b) An involuntary case or other proceeding shall be filed against Maker seeking relief under the United States Bankruptcy Code, as amended, or under any other applicable federal or state bankruptcy law or other similar law or seeking the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Maker, or of any substantial part of the Maker's property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or a court shall decree or order the winding up or liquidation of the affairs of the Maker; or

(c) The Maker shall file a petition or answer or consent seeking relief under the United States Bankruptcy Code, as amended, or under any other applicable federal or state bankruptcy law or other similar law, or the Maker shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or of any substantial part of the Maker's property, or the Maker shall make a general assignment for the benefit of creditors, or the Maker shall take any action in furtherance of any action described in this paragraph.

4. Interest after an Event of Default shall be payable at a rate equal to five percent (5%) per annum in excess of the contract rate set forth above.

5. If an Event of Default shall occur, the Maker shall pay on demand all costs of collection of this Note, including reasonable attorney's fees and disbursements.

6. THE MAKER HEREBY WAIVES SUCH RIGHTS AS IT MAY HAVE TO HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS PERTAINING TO THE EXERCISE BY THE PAYEE OF SUCH RIGHTS AS THE PAYEE MAY HAVE INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR DEPRIVE THE MAKER OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF THE MAKER'S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST THE MAKER.  THE MAKER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE THE PAYEE TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY THE PAYEE.

7. The failure of the Payee to insist on strict performance of the terms and conditions of this Note shall not be construed or deemed to be a waiver of any such term or condition.

8. The Maker represents and warrants to the Payee that this Note is the legal, valid and binding obligation of the Maker, enforceable in accordance with its terms.

9. This Note shall be binding upon, and inure to the benefit of, the Maker and the Payee and their respective successors and assigns; provided, however, that neither the Maker nor the Payee shall assign its rights or obligations hereunder without the prior written consent of the non-assigning party hereto. Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

10. The provisions of this Note may not be amended, modified, waived, changed or terminated orally but only by an agreement in writing signed by the party to be charged.

11. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflict of laws rules thereof.

12. The undersigned hereby agrees to indemnify and hold the holder of this Note harmless from and against any loss, cost or expense, including, without limitation, reasonable attorneys' fees, in connection with the enforcement of this Note.

13. This Note may not be changed or terminated orally.

IN WITNESS WHEREOF, the Maker has executed the foregoing instrument as of the day and year first above written.

QRONS INC.

By:     /s/ Jonah Meer
Name: Jonah Meer
Title: Chief Executive Officer

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